SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the "Agreement") is entered on this 25th day of March 2003, by and between LSB INDUSTRIES, INC., a Delaware corporation (the "Company"), and JAYHAWK INSTITUTIONAL PARTNERS, L.P., a Delaware limited partnership (the "Subscriber").

 WHEREAS, the Company's common stock, par value $0.10 per share (the "Common Stock"), is traded and quoted on the OTC Bulletin Board, and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been subject to such filing requirements for the past ninety (90) days.

 WHEREAS, the general partner of Subscriber is Jayhawk Capital Management, L.L.C., a Delaware limited liability company ("Jayhawk"), which is also the general partner of Jayhawk Investments, L.P., a Delaware limited partnership ("Jayhawk Investments"). The manager of Jayhawk is Kent C. McCarthy ("Mr. McCarthy" and, together with Subscriber, Jayhawk and Jayhawk Investments, the "Jayhawk Group").

 WHEREAS, as of the date hereof, the Jayhawk Group beneficially owns 2,199,581 shares of the Common Stock, comprised of an aggregate of (a) 798,500 shares of the Common Stock, and (b) 1,401,081 shares of Common Stock receivable upon conversion of 323,650 shares of the Company's issued and outstanding shares of the $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the "$3.25 Preferred").

 WHEREAS, the terms of the $3.25 Preferred provide that, under certain circumstances, the holders of the $3.25 Preferred have the exclusive right to vote for and elect two additional directors.

 WHEREAS, at the request of Jayhawk and pursuant to the terms of the $3.25 Preferred, a special meeting of the holders of the $3.25 Preferred was held on March 11, 2002, at which two new members of the Company's Board of Directors were elected, Dr. Allen Ford and Mr. Grant Donovan.

 WHEREAS, the Company has negotiated with the Subscriber for the sale by the Company to Subscriber of 450,000 shares of the Company's Common Stock (the "Shares") and a warrant to purchase 112,500 shares of the Company's Common Stock in the form set forth on Exhibit A hereto (the "Warrant" and, together with the Shares, the "Securities") for the aggregate purchase price of $1,570,500 (the "Purchase Price"), subject to the terms and conditions of this Agreement.

 WHEREAS, Subscriber is a sophisticated person who has such knowledge and experience in financial and business matters that the Subscriber is individually capable of evaluating the merits and risks of the purchase of the Securities under this Agreement.

WHEREAS, the Subscriber is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and the Subscriber received all information as required under Rule 502 of Regulation D.

 WHEREAS, in reliance upon the representations made by the Subscriber in this Agreement, the transactions contemplated by this Agreement are such that the offer of securities by the Company hereunder will be exempt from registration under applicable federal (U.S.) securities laws since this is a private placement and intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

 NOW THEREFORE, for and in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

 1. Purchase and Sale. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth in this Agreement, the Company hereby issues and sells Subscriber, and the Subscriber purchases from the Company, the Securities, free and clear of all liens.

2. Purchase Price. As payment in full of the Purchase Price, Subscriber hereby tenders to the Company the sum of $1,570,500 in immediately available funds by wire transfer to an account designated by the Company.

3. Delivery of Shares. As soon as practicable following receipt by the Company of the full amount of the Purchase Price, the Company will deliver or cause to be delivered to Subscriber a certificate or certificates representing the Shares and issued in the name of the Subscriber, in such denominations as Subscriber requests in writing. Each such certificate will bear a restrictive legend in accordance with paragraph 6 of this Agreement. At the closing, the Company will deliver the Warrants to the Subscriber.

4. Representations, Warranties and Covenants of Subscriber. The Subscriber hereby represents, warrants and covenants to the Company as follows:

4.1  Investment Intent. The Subscriber represents and warrants that the Securities are being purchased or acquired solely for the Subscriber's own account, for investment purposes only and not with a view toward the distribution or resale to others.
4.2  Certain Risk. The Subscriber recognizes that the purchase of the Securities involves a high degree of risk in that (a) the Company has, from time to time, sustained losses from its operations, and may require funds in addition to the proceeds of this private placement; (b) the Company has a substantial accumulated deficit; (c) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (d) an investor may not be able to liquidate his investment; (e) in the event of a disposition an investor could sustain the loss of his entire investment; (f) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted, whether in writing or orally, by the Company, or by any director, officer, employee, agent or representative thereof; and, (g) while the Common Stock is presently quoted and traded on the OTC Bulletin Board, the Securities are not registered under applicable federal (U.S.) or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described herein, and (h) there is no assurance that the Common Stock of the Company will continue to be quoted or traded on the OTC Bulletin Board or on any other organized market or quotation system.

4.3  Prior Investment Experience. The Subscriber acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

4.4  Public Market. The Subscriber understands that although there is presently a public market for the Common Stock, Rule 144 ("Rule 144") promulgated under the Securities Act requires, among other conditions, a one-year holding period following full payment of the consideration therefor prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Securities Act.

4.5  Sophisticated Investor. The Subscriber represents and warrants that (a) the Subscriber has adequate means of providing for the Subscriber's current financial needs and possible contingencies and has no need for liquidity of the Subscriber's investment in the Securities; (b) the Subscriber is able to bear the economic risks inherent in an investment in the Securities and that an important consideration bearing on its ability to bear the economic risk of the purchase of Securities is whether the Subscriber can afford a complete loss of the Subscriber's investment in the Securities, and the Subscriber represents and warrants that the Subscriber can afford such a complete loss; and (c) the Subscriber has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in restricted, non-listed and non-registered securities) that the Subscriber is capable of evaluating the merits, risks and advisability of an investment in the Securities.

4.6  Tax Consequences. The Subscriber acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Subscriber that will result from entering into the Agreement and from consummation of the purchase of the Securities. The Subscriber acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding this Agreement and the purchase of the Securities.

4.7  SEC Filing. The Subscriber acknowledges that it has been previously furnished with true and complete copies of the following documents (collectively, the "SEC Reports") which have been filed with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act, and that such have been furnished to the Subscriber a reasonable time prior to the date hereof: (a) Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K"); (b) Current Reports on Form 8-K, date of earliest event reported May 24, 2002, and December 12, 2002, respectively; (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, respectively; (d) the Company's Proxy Statement relating to the 2002 Annual Meeting of Stockholders; and (e) the information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since the distribution of the Form 10-K.

4.8  Documents, Information and Access. The Subscriber's decision to purchase the Securities is not based on any promotional, marketing or sales materials, and the Subscriber and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information known to Subscriber that Subscriber deems material to an investment decision with respect to the purchase of the Securities hereunder.

4.9  No Registration, Review or Approval. The Subscriber acknowledges and understands that the private offering and sale of securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Laws. The Subscriber acknowledges, understands and agrees that the Securities are being offered hereunder pursuant to a private placement exemption to the registration provisions of the Securities Act pursuant to (a) Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and (b) a similar exemption to the registration provisions of applicable state securities laws.

4.10 Transfer Restrictions. The Subscriber will not transfer any Securities purchased under this Agreement unless such are registered under the Securities Act or any applicable state securities or "blue sky" laws (collectively, "Securities Laws"), or unless an exemption is available under such Securities Laws, and the Company may, if it chooses, where an exemption from registration is claimed by such Subscriber, condition any transfer of Securities out of the Subscriber's name on receipt of an opinion of the Company's counsel, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws, or an opinion of counsel to the Subscriber, acceptable to the Company, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor.

4.11 Authority; Enforceability. The Subscriber is duly authorized to enter into this Agreement and to perform all of its obligations hereunder. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall be enforceable against the Subscriber in accordance with its terms.

4.12 No Commission. The Subscriber agrees and acknowledges that no commission or other remuneration is being paid or given directly or indirectly for soliciting the purchase and sale of the Securities.

4.13 Reliance. The Subscriber understands and acknowledges that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to sell and issue the Securities to the Subscriber.

5. Representations, Warranties and Covenants of the Company. In order to induce Subscriber to enter into this Agreement and to purchase the Securities, the Company hereby represents, warrants and covenants to Subscriber as follows:

5.1 Organization, Authority, Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated.

5.2 Authorization. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under and consummate the transactions contemplated by this Agreement. Upon the execution of this Agreement by the Company, this Agreement shall have been duly and validly executed and delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.3 No Commission. The Company agrees and acknowledges that no commission or other remuneration is being paid or given directly or indirectly for soliciting the purchase and sale of the Securities.

5.4 Validity of Securities. The Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company, free of personal liability. The Common

Stock issuable upon the exercise of the Warrant, when issued, will be duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company, free of personal liability. The Company has reserved 112,500 shares of Common Stock for issuance upon the exercise of the Warrant.

5.5 Accuracy of SEC Reports. The SEC Reports conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and, taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.6 Capitalization. The Company has an authorized and outstanding capitalization as set forth in the SEC Reports.

5.7 No Conflict. The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party. Based on the information set forth in the third "whereas" clause of this Agreement, the issue and sale of the Securities by the Company to the Subscriber will not result in Subscriber becoming an "Acquiring Person" as defined in that certain Renewed Rights Agreement dated as of January 6, 1999, between the Company and Bank One, N.A.

5.8 No Violation. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws.

6. Securities Legends and Notices. Subscriber represents and warrants that it has read, considered and understood the following legend, and agrees that such legend, substantially in the form and substance set forth below, shall be placed on all of the certificates representing the Shares:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF LSB INDUSTRIES, INC. AND AN OPINION OF LSB INDUSTRIES, INC.'S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER

APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

7.  Exchange Act Reports. As long as the Company has securities registered pursuant to Section 12 of the Exchange Act or is subject to the reporting requirements of Section 15(d) of the Securities Act, the Company shall file such reports as are necessary to entitle Subscriber to rely on paragraph (c)(1) of Rule 144.

8. Indemnification.

8.1 Indemnification by Subscriber. The Subscriber hereby agrees to indemnify and hold harmless the Company, and the Company's successors and assigns, from, against and in all respects of any demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges, fines or expenses (including, without limitation, interest, penalties, and reasonable attorney and accountants' fees, disbursements and expenses) (together, "Losses"), arising out of or relating to any breach by Subscriber of any representations, warranty, covenant or agreement made by Subscriber in this Agreement. Such right to indemnification shall be in addition to any and all other rights of the Company under this Agreement or otherwise, at law or in equity.

8.2 Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless the Subscriber and the Subscriber's successors and assigns, from, against and in all respects of any Losses, arising out of or relating to any breach by the Company of any representations, warranty, covenant or agreement made by the Company in this Agreement, except the maximum liability of the Company under this paragraph 8.2 will be limited to an amount equal to the Purchase Price. Such right to indemnification shall be in addition to any and all other rights of the Subscriber under this Agreement or otherwise, at law or in equity, except as limited by this Agreement.

8.3 Indemnification Procedures. A party claiming indemnification under this paragraph 8 (an "Indemnified Party") shall deliver to the party from whom indemnification is demanded under this paragraph 8 (an "Indemnifying Party") a written demand for payment specifying in reasonable detail and with supporting documentation the nature and amount of such claim (a "Claim Notice"). If the Indemnifying Party objects to any matter contained in the Claim Notice, the Indemnifying Party shall advise the Indemnified Party of such objection in writing (an "Objection Notice") within 30 days of the Indemnifying Party's receipt of the Claim Notice. The Objection Notice shall state in reasonable detail the Indemnifying Party's reasons for objecting to the matters contained in the Claim Notice. In the event that the Objection Notice does not contest the entire amount claimed in the Claim Notice, the Objection Notice shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party, by check or by wire transfer, of the amount claimed the Claim Notice, which the Objection Notice does not contest. If the Indemnifying Party does not provide the Indemnified Party with an Objection Notice within such 30-day period, the Indemnifying Party shall immediately reimburse the Indemnified Party for any payment made by the Indemnified Party in respect of any Losses to which the Claim Notice relates.

8.4 Third-Party Claims. Subject to the provisions of paragraph 8 hereof, if an Indemnified Party asserts a claim for Losses pursuant to this paragraph 8 as a result of a claim made by any party other than the Company, the Subscriber and their employees, officers, directors and affiliates (a "Third-Party Claim"), the Indemnifying Party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist the Indemnifying Party in connection with the handling of such claim, at the sole expense of the Indemnifying Party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the Indemnifying Party, which consent shall not be unreasonable withheld, unless and until the Indemnifying Party shall have failed after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to participate in the defense or resolution of the same. An Indemnified Party's failure to give timely notice or to furnish the Indemnifying Party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by the Indemnified Party, except and only to the extent that such failure shall result in any material prejudice to the Indemnifying Party. If so desired by any Indemnifying Party, the Indemnifying Party may elect, at its sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the Indemnified Party, insofar as such claim relates to the liability of the Indemnifying Party (including due to claims for indemnification by the Indemnified Party), provided that the Indemnifying Party shall obtain the consent of the Indemnified Party before entering into any settlement, adjustment or compromise of such claims or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an Indemnified Party any material liability or obligation not covered by the indemnity obligations of the Indemnifying Parties under this Agreement (including any injunctive relief or other remedy). If the Indemnifying Party elects to assume control of the defense, settlement adjustment or compromise of any Third Party Claim, then the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceedings (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in each case (a) and (b) so long as such counsel is approved by the Indemnifying Party, which consent shall not be unreasonably withheld. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnified Parties. In connection with any Third-Party Claim, the Indemnified Party, or the Indemnifying Party, if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

8.5 Survival. The Subscriber and the Company expressly acknowledge and agree that all of its representations, warranties, agreements and covenants set forth in this Agreement shall be of the essence hereof and shall survive the execution, delivery and closing of this Agreement and the sale and purchase of the Securities.

9. Miscellaneous.

9.1  Amendment; Waiver. This Agreement shall not be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to, or shall constitute a waiver of, any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

9.2 Binding Effect; Assignment. This Agreement and any rights or obligations hereunder, are not assignable by the Subscriber without the prior written consent of the Company, except that the Subscriber may assign this Agreement to Jayhawk, Jayhawk Investments, or Mr. McCarthy without such consent.

9.3  Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to such State's conflicts of laws provisions.

9.4 Severability. Any term or provisions of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof affecting the validity or enforceability of such provision in any other jurisdiction.

9.5  Headings. The captions, headings and titles preceding the text of each or any Section, subsection or paragraph hereof are for convenience of reference only and shall not affect the construction, meaning or interpretation of this Agreement or any term or provisions hereof or thereof.

9.6  Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by the undersigned Subscriber to the Company, which in turn is executed and delivered by the Company, this Agreement shall be binding as one original agreement between Subscriber and the Company.

9.7  Transfer Taxes. Each party hereto shall pay all such sales, transfer, use, gross receipts, registration and similar taxes arising out of, or in connection with, the transactions contemplated by this Agreement (collectively, the "Transfer Taxes") as are payable by such party under applicable law, and the Company shall pay the cost of any documentary stock transfer stamps, if any, to be affixed to the certificates representing the Shares to be sold.

9.8  Entire Agreement. This Agreement, together with that certain registration rights agreement between the parties dated as of the date hereof, and the Warrant, supersede any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

9.9  Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing, by hand or by fax, by certified or registered mail, return receipt requested, postage prepaid, or by U. S. Express Mail service, or by private overnight mail service (e.g., Federal Express). Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand or by fax, (b) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (c) five business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this paragraph 9.9:

If to the Company:                              LSB Industries, Inc.
                                                16 South Pennsylvania
                                                Oklahoma City, OK 73101
                                                Fax No. (405) 235-5067
                                                Attention: Mr. Jack E. Golsen, CEO

With a copy to:                                 Conner & Winters
                                                One Leadership Square
                                                211 North Robinson, Suite 1700
                                                Oklahoma City, OK 73102
                                                Attention: Irwin H. Steinhorn, Esquire

If to the Subscriber:                           Jayhawk Institutional Partners, L.P.
                                                8201 Mission Road, Suite 110
                                                Prairie Village, KS 66208
                                                Phone: (913) 642-2611
                                                Fax No. (913) 642-8661
                                                Attention: Kent C. McCarthy

                                                       With a required copy to:
                                                        Gardner Carton & Douglas LLC
                                                       191 N. Wacker Drive, Suite 3700
                                                       Chicago, Illinois 60606
                                                       Fax No.: (312) 569-3125
                                                       Attention: Charles R. Manzoni, Jr.

9.10 No Third Party Beneficiaries. This Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder.

9.11 Public Announcements. Neither Subscriber nor any partner, employee, affiliate or affiliated person or entity of Subscriber, shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the express prior approval of the Company, except as may be required under applicable Securities Laws, including without limitation the filing of an amended Schedule 13D and a Form 4.

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IN WITNESS WHEREOF, the Company and the undersigned Subscriber have each duly executed this Agreement on the date first written above.

                                                                    LSB INDUSTRIES, INC.

                                                                    By /s/  Jack E. Golsen
                                                                        Jack E. Golsen,
                                                                        Chief Executive Officer

                                                                    (the "Company")

                                                                    JAYHAWK INSTITUTIONAL PARTNERS, L.P.

                                                                    By Jayhawk Capital Management, L.L.C.
                                                                       its general partner

                                                                        By /s/ Kent C. McCarthy
                                                                            Kent C. McCarthy, its manager

                                                                        (the "Subscriber")